EXHIBIT 99.1

Contact:          Neenah Paper, Inc.

Bill McCarthy

Vice President – Financial Planning & Analysis

and Investor Relations

678-518-3278

Neenah Grows Both Premium Packaging and Technical Products Platforms with Agreement to Acquire FiberMark

ALPHARETTA, GEORGIA – July 20, 2015 (NYSE:NP) – Neenah Paper, Inc. today announced it had signed a definitive agreement to purchase all of the outstanding equity of ASP FiberMark, LLC (“FiberMark”) from an affiliate of American Securities LLC for $120 million. With annual sales of over $160 million, FiberMark is a specialty coating and finishing company with a strong presence in luxury packaging and overlapping technical product categories. The company sells globally from six production facilities in the United States and one in the United Kingdom.

“FiberMark is well known in the marketplace for its high touch service as well as a meaningful breadth of premium coated, textured and colored products. The acquisition adds new capabilities that will further accelerate our strategy to expand in targeted growth areas like premium packaging and performance materials, and complements previously announced strategic investments supporting the continued growth of our filtration business,” said John O’Donnell, Chief Executive Officer. “The combination of FiberMark and Neenah increases the size and our reach in many of our addressable markets and provides opportunities to accelerate growth with a wider range of capabilities and products to better serve our customers. From a financial standpoint, the investment represents an attractive use of capital with a mid-teen rate of return, is not dilutive to our EBITDA margins and will be immediately accretive in year one.”

The Company indicated it expects one-time costs in 2015 of approximately $5 million for transaction fees and integration, with synergies exceeding $6 million per year within three years. Ongoing accretion (excluding one-time costs) is expected to be over $0.40 per share.

The acquisition will be financed approximately equally between cash on hand and borrowing against the Company’s revolving credit facility and is expected to close on July 31, subject to customary conditions. Additional details will be discussed in the Company’s second quarter earnings call on August 6th.

About Neenah Paper, Inc.

Neenah is a leading global specialty materials company, focused on premium niche markets that value performance and image. Key products and markets include advanced filtration media, specialized substrates used for tapes, labels and other products, and premium printing and packaging papers. The company is headquartered in Alpharetta, Georgia and its products are sold in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.